Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the foregoing Amendment No. 1 to Registration Statement on Form S-1 of our report dated March 31, 2010, relating to the consolidated balance sheets of Trunkbow International Holdings Limited and Subsidiaries as of December 31, 2009 and 2008 and the related consolidated statements of income and comprehensive income, changes in equity, and cash flows for the years then ended.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Bernstein &Pinchuk LLP

New York, New York
November 16, 2010